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                                                                Exhibit 10.16-CE

Lease

(Subsidized, in effect until September 30, 2001)

Lessor       Vierwaldstatter Beteiligungen AG, Stans
             represented by
             Noetzli Immobilien-Treuhand AG
             Kappehmattstrasse 5
             5052 Hergiswil

Lessee:      Artificial Life Solutions AG
             Muhlebach 2
             6362 Stansstad

Property:    Muhlebach 2, 6362 Stansstad

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Leased Premises - 65.95 m(2) of office space (including a portion of the traffic area, water-closet facilities, etc.) on the third floor as shown an the enclosed ground plan
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1.    Commencement and Term of the Lease
      ----------------------------------

      Tenancy begins on October 1, 1999. The lease agreement is concluded for a fixed term of two years, ending on September 30, 2001. The lease expires without notice upon the lapse of the agreed term. As of October 1, 2001, the lease of September 24, 1999, is effective for these same premises.

2.    Rent and Other Charges
      ----------------------

      The annual net rent amounts to:
      from October 1, 1999 to June 30, 2000                 Fr. 150.00/m(2)     Fr.  9,892.50
      less subsidy per year                                 Fr.  50.00/m(2)     Fr.  3,297.50     Fr. 6,595.00
      from July 1, 2000 to June 30, 2001                    Fr. 170.00/m(2)     Fr. 11,211.50
      less subsidy per year                                 Fr.  70.00/m(2)     Fr.  4,616.50
      from July 1, 2001 to September 30, 2001               Fr. 200.00/m(2)     Fr. 13,190.00
      less subsidy per year                                 Fr. 100.00/m(2)     Fr.  6,595.00
      Furthermore, the lessee has to make payments
      on account for the following additional expenses:
      - heating, hot water and
        water treatment
      - janitorial, cleaning, materials
      - trash collection, sewage purification, operating fees.
        general electric, water, elevator service,
        television fees                                                                           Fr.   600.00
                                                                                                  ------------
      Annual gross rent                                                                           Fr. 7,195.00
      Monthly gross rent                                                                          Fr.   599.60
                                                                                                  ============

      The preceding gross rent is to be paid in advance an monthly installments.

      Other claims arising from the lease agreement cannot be offset against the lessor's claims from this lease agreement. The aforesaid rent reduction is a program of Vierwaldstatter Beteiligungen AG for the promotion of economic development. The purpose of this program is to lighten the starting conditions for enterprising young businesspeople and to promote the economy. The rent reduction is limited to 2 years. After the lapse of 2 years the conditions which are usual for the market will be in force and will be regulated in a separate agreement having a term of 5 years and nine months with the option right to extend the agreement an additional 5 years.
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      Thus the subsidy amounts to
      from October 1, 1999 to June 30, 2000          Fr 2,473.15
      from July 1, 2000 to June 30, 2001             Fr 4,616.50
      from July 1, 2001 to September 30, 2001        Fr 1,648.75
                                                     -----------
      Total                                          Fr 8,738.40
                                                     ===========

3.    Other Payments
      --------------

      Every year a derailed statement of other payments shall be made in accordance with Provision 2. These shall be computed from the actual costs and distributed according to an apportionment formula for hearing and other expenses. The lessee is obligated to make all resulting additional payments based on this statement. Excess payments shall be carried forward to the new statement for the lessee. Each monthly contribution for other charges shall be increased or decreased according to the result of the annual statement balance sheet plus the profit-and-loss-account.

4.    Delivery of Possession of the Leased Property
      ---------------------------------------------

      Possession of the Leased Property shall be delivered with the assistance of the company Noetzli Immobilien-Treuhand AG. The office space is fully developed. Upon delivery of possession of the leased property a record of the delivery shall be drawn up and signed by the parties to the agreement.

5.    Maintenance, Repairs and Renovations
      ------------------------------------

      The lessee is required to keep the leased premises in good and clean condition in accordance with Article 257fOR. It is liable to indemnify the lessor for damages which are not the result of ordinary usage or acts of God. If work that is the responsibility of the lessor becomes necessary, the lessee shall report it immediately to the lessor in order to prevent increasing damage.

6.    Repairs Payable by the Lessee
      -----------------------------

      The lessee assumes responsibility for the so-called minor maintenance of the leased property in accordance with Article 263 OR, namely, all repairs which individually cost no more than 0.2 percent of the annual net rent. The following repairs shall always be paid by the lessee in accordance with local custom:

      - Reparation of door locks and keys, hinges, doorbells and windows and the replacement of window cranks, electric switches and broken panes of glass and all repairs to the lessee's own furnishings and equipment.
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7.    Inspection Right of the Lessor
      ------------------------------

      The lessor is permitted at any time, with prior notice to the lessee, to inspect the leased premises as necessary for the preservation of the property right and the supervisory right. Normally this inspection shall be made during the day. The lessor has the right of access to the furnace and utility room in the basement, to the extent that this is necessary.

8.    Liens
      -----

      For a lapsed annual rent and the current half-year rent and for the other charges specified in this agreement the lessor has a lien on the movable property which is located in the rented spaces and which furnishes and is used in them.

9.    Subleasing
      ----------

      The lessor can withhold consent to sublease, if either
      - the lessee refuses to inform the lessor of the conditions of the sublease,
      -  the sublease is disadvantageous to the lessor,
      - the conditions of the sublease are improper in comparison with those of the main lease.

      Once given, consent to sublease especially becomes inapplicable if the lessee agrees to or allows a sub-sublease without the written consent of the lessor.

10.   Transfer of the Lease to a Third Party
      --------------------------------------

      In connection with the transfer of the lease to a third party, the following, among other things, shall be agreed upon:

      The lessor can withhold consent to the transfer on significant grounds in accordance with Article 263 Paragraph 2 OR.

11.   Return of the Leased Property
      -----------------------------

      Upon expiration of the lease, the premises must be returned in clean condition. Fixtures and installations which the lessee has installed at its own expense and which are firmly affixed to the building shall become the property of the lessor upon expiration of this agreement.
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12.   Additional Contractual Rights
      -----------------------------

      Wherever the present agreement does not specify differently, the requirements of the OR (Articles 253 - 274) and the local regulations by order the fire and health authorities shall additionally apply. All insurance connected with the leased property such as theft, fire, glass, liability and loss-of-profit, and staff insurance and insurance of furnishings and equipment are the lessee's responsibility. The increased premium for the lessor's building insurance which results from approved alterations and improvements by the lessee to the leased premises shall be borne by the lessee.

13.   Court of Jurisdiction
      ---------------------

      The Court of Stansstad has jurisdiction over all disputes developing from this agreement. Reserved for this are Article 274b OR and the cantonal law on arbitration authorities for rent and lease (GSMP), the cantonal and Swiss means of legal redress and the arbitration authorities for rent and lease in the case of Provision 5 Paragraph 3 ff.

The parties acknowledge that they have read this agreement and that each has received a copy of it.

Hergiswil/Stansstad, September 23, 1999

The Lessor:                         The Lessee:
Vierwaldstatter Beteiligungen AG
represented by
Noetzli Immobilien-Treuhand AG      Artificial Life Solutions AG